UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 31, 2017

RELIANT BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On January 5, 2018, Reliant Bancorp, Inc. (“Company”) filed a current report on Form 8-K (“Initial Report”) disclosing under Item 5.02 that the board of directors of the Company (the “Board of Directors”) had appointed Robert E. (Brown) Daniel, Louis E. Holloway, and Rusty Vest to the Board of Directors effective January 1, 2018. Committee assignments for Messrs. Daniel, Holloway, and Vest had not been determined as of the filing of the Initial Report.

Pursuant to Instruction (2) to Item 5.02 of Form 8-K, the Company is filing this amendment to the Initial Report for the sole purpose of disclosing that the Board of Directors has appointed: (i) Mr. Daniel to serve on the Audit Committee of the Board of Directors, and (ii) Mr. Vest to serve on the Nominating and Corporate Governance Committee of the Board of Directors. The committee appointments were made by the Board of Directors on January 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: January 24, 2018
/s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr. Chairman, President, and Chief Executive Officer